SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported):  May 1, 2001



                           WEINGARTEN REALTY INVESTORS
             (Exact name of Registrant as specified in its Charter)


            TEXAS                        1-9876                74-1464203

(State or other jurisdiction of  (Commission file number)   (I.R.S. Employer
incorporation or organization)                            Identification Number)


            2600 Citadel Plaza Drive, Suite 300, Houston, Texas 77292
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code:  (713) 866-6000



                                 Not applicable
          (Former name or former address, if changed since last report)


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ITEM  5.     OTHER  EVENTS.

     Following the close of trading on the New York Stock Exchange on May 1, 2001, we entered into an underwriting agreement with Edward D. Jones & Co., LP, regarding the underwritten public offering of 600,000 of our common shares of beneficial interest, $.03 par value per share, and an option to purchase an additional 90,000 shares to cover over-allotments, which option was also fully exercised on May 1, 2001. The shares were offered to the public at a price of $42.85 per share, the closing price of the shares on the NYSE on May 1, 2001, with estimated aggregate net proceeds to us of approximately $28 million, after deducting the underwriting discount and other expenses. This offering was made pursuant to our existing shelf Registration Statement (Registration Statement File No. 333-85967) and our Prospectus Supplement dated May 1, 2001 to the Prospectus dated September 14, 1999.

     The initial offering for the shares as well as the exercise of the overallotment option will close on May 7, 2001. Net proceeds received from this offering will be used to repay outstanding indebtedness under our credit facility. A copy of the underwriting agreement is attached as an exhibit to this Form 8-K.


ITEM  7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             (c)     Exhibits.

             1.1 Underwriting Agreement by and between Weingarten Realty Investors and Edward D. Jones & Co., L.P. dated
                     May  1,  2001.


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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     May  4,  2001
                                            WEINGARTEN  REALTY  INVESTORS



                                             /s/   Stephen  C.  Richter
                                            -----------------------------
                                            Stephen  C.  Richter
                                            Senior  Vice  President  and
                                            Chief  Financial  Officer


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